Exhibit 10.46

AMENDMENT No. 1 TO TERMINATION AGREEMENT

This Amendment No. 1 to the Termination Agreement (this “Amendment”), dated effective December 6, 2024 (the “Effective Date”), is by and between FOXO Technologies Inc., a Delaware corporation (the “Company”), on the one hand, and KR8 AI Inc., a Nevada corporation (“KR8”), on the other hand. The Company and the KR8 will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Termination Agreement dated effective December 6, 2024 by and between the Company to the KR8 (the “Agreement”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on January 12, 2024, the Company and KR8 entered into the Master Software and Services Agreement (the “MSSA”) pursuant to which KR8 granted the Licensee a limited, non-sublicensable, non-transferable perpetual license to use the Licensor Products to develop, launch and maintain License Applications based upon Licensee’s epigenetic biomarker technology and software to develop an AI machine learning epigenetic APP to enhance health, wellness and longevity;

WHEREAS, effective as of December 6, 2024, the Company and KR8 entered into the Agreement pursuant to which the MSSA was terminated;

WHEREAS, it was not the desire of the Parties to terminate the Agreement or the License;

WHEREAS, the Parties intended to terminate all future obligations of the Company under Section 8 of the MSSA after the issuance of the 3,000 shares of Series D Cumulative Convertible Redeemable Preferred Stock (the “Shares”) as complete and full satisfaction of all and any amounts owing under the MSSA pursuant to Section 2 of the Agreement; and

WHEREAS, the Parties wish to amend the Agreement to clarify the intent to terminate the obligations of the Company under Section 8 of the MSSA and not the termination of the MSSA.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1. Termination of Company Obligations. The Parties agree that the recitals of the Agreement be and hereby are revised so, as amended, read as follows:

WHEREAS, on January 12, 2024, the Company and KR8 entered into the MSSA; and

WHEREAS, (i) the Company and (ii) KR8, together constituting all of the parties to the MSSA, now desire to terminate the obligations of the Company under Section 8 of MSSA as consideration for the issuance of the Shares, effective as of the date hereof (the “Termination Date”), pursuant to the provisions set forth herein.

The Parties agree that Section 1 of the Agreement be and hereby are revised so, as amended, read as follows:

1. Termination of the Company Obligations Under Section 8 of the MSSA. The parties hereby agree that the obligations of the Company under Section 8 of the MSSA shall terminate effective as of the Termination Date, with no further action required by any party besides the issuance of the Shares (as defined below) to KR8. As of the Termination Date, Section 8 of the MSSA will have no further force or effect due to the issuance of the Shares as complete and full satisfaction of all and any amounts owing under the MSSA.

2. Assignment. Pursuant to Section 15.9 of the MSSA, the Parties hereby agree to assign to FOXO Labs Inc., a Delaware corporation and wholly owned subsidiary of the Company (“FOXO Labs”), all of the Company’s right, title and interest in, to and under the MSSA, and FOXO Labs hereby assumes all of the Company’s rights and obligations under the MSSA.

3. No Other Changes. Except as amended hereby, the Agreement will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

4. Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

5. Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Agreement.

6. Incorporation by Reference. The terms of the Agreement, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

7. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

COMPANY:	FOXO Technologies Inc.

Date: March 3, 2025	By	/s/ Seamus Lagan
Seamus Lagan, CEO

KR8:	KR8 AI Inc.

Date: March 3, 2025	By	/s/ Mark White
Mark White, CEO

FOXO Labs:	FOXO Labs Inc.

Date: March 3, 2025	By	/s/ Mark White
Mark White, Director

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EXHIBIT A

Termination Agreement dated December 6, 2024

[See Attached]

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